EXHIBIT 10.4
AMENDMENT TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into effective as of the 20th day of June, 2012, by and between L. Bryan Shaul (“Mr. Shaul”) and Sun Healthcare Group, Inc., a Delaware corporation (“Sun” or the “Company”).
WHEREAS, Sun and Mr. Shaul are parties to that certain Amended and Restated Employment Agreement dated as of December 17, 2008 (the “Existing Agreement”); and
WHEREAS, Sun and Mr. Shaul wish to amend the Existing Agreement to clarify the operation of the continued medical benefit severance provisions and extend the period of time during which Sun shall pay the premiums for continuing health plan coverage for Mr. Shaul and his eligible dependents in the event of a termination of employment that results in the payment of severance benefits to Mr. Shaul following the occurrence of certain change in control transactions.
NOW, THEREFORE, in consideration of the above recitals, Mr. Shaul and Sun agree that the Existing Agreement is hereby amended as follows:
The last sentence of Section 6(b) of the Existing Agreement is hereby amended and restated to read in its entirety as follows:
“Mr. Shaul's participation in any other retirement and benefit plans and perquisites shall cease as of the date of termination, except Sun shall pay premiums pursuant to COBRA for continuing coverage under Sun's (or its applicable subsidiary's) health plans for Mr. Shaul and his eligible dependents (as determined under the applicable health plan) until the earlier of (i) the twelve month anniversary of the last day of the month in which the date of termination occurs, unless the date of termination occurs following the date of a Change in Control that occurs during the 2012 calendar year, in which case the applicable date shall be the twenty-four month anniversary of the last day of the month in which the date of termination occurs, or (ii) the date on which Mr. Shaul or his eligible dependents become eligible to participate in a plan of a successor employer.
Except as specifically amended herein, the Existing Agreement will remain in full force and effect in accordance with its original terms, conditions and provisions.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

/s/ L. Bryan Shaul
L. BRYAN SHAUL

SUN HEALTHCARE GROUP, INC.

/s/ William A. Mathies
By: William A. Mathies
Its: Chief Executive Officer

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